EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CRAFT BREW ALLIANCE ANNOUNCES CEO SUCCESSION

CBA’s Board of Directors Promotes Andy Thomas to Continue Leading Company’s Evolution as Unique Craft Brewer

Portland, Ore. (November 21, 2013) – Craft Brew Alliance, Inc. (“CBA”) (Nasdaq: BREW), an independent craft brewing company, announced today that its Board of Directors (the “Board”) has approved a CEO succession plan. Terry Michaelson has decided to transition out of his role as CBA’s chief executive officer at the beginning of next year, and the Board has selected Andrew (Andy) Thomas to serve as CBA’s CEO effective January 1, 2014.

Michaelson, who has served as CEO of CBA since 2008 and held multiple senior leadership roles since 1994, will continue to actively support CBA as a senior advisor, helping to inform the development and implementation of key business initiatives, through the end of 2014.

Thomas joined CBA as President of Commercial Operations in 2011 after serving as an independent consultant to the company for 18 months. In his tenure at CBA, Thomas has been responsible for establishing the company’s unique national portfolio strategy that has propelled the company’s volume growth to 14% in the most recent quarter.

Commenting on the CEO succession plan, Kurt Widmer, co-founder of Widmer Brothers Brewing and CBA’s chairman of the board, said: “The Board has planned carefully for this succession, and we’re very proud of the progress and growth CBA has achieved under Terry’s exceptional leadership. Looking ahead, we are confident that CBA will continue to thrive with Andy at the helm. Andy has been instrumental in CBA’s growth and success over the past several years. His leadership advancing the company’s portfolio strategy and outstanding management skills have resulted in record-breaking momentum across brand families, channels and geographies. Additionally, his previous experience as CEO for Heineken USA makes him the right person for the job.”

Thomas brings more than two decades of leadership experience in consumer packaged goods and the beer and beverage industries to his role as CEO for CBA. Additionally, he spent 12 years at Heineken International, working with brewers and beers in more than 55 countries across four continents, and served as president & CEO of Heineken USA from 2005-2007. More recently, he served as an independent consultant and senior advisor to The Monitor Group.

In discussing the transition, Michaelson said, “The past few years have brought tremendous growth and opportunity for CBA, and I couldn’t be more pleased that the strategy we’ve been working to put in place is driving the level of success we’re seeing.  I am very excited to see Andy step into this role and continue steering CBA into the next phase. His leadership, expertise and passion for bringing great craft beer experiences to consumers is evident in the exceptional position CBA is in today. He is a true beer lover and active champion for the continued evolution of our industry, and I look forward to supporting him and CBA’s growth during this exciting time.”

Thomas said, “I am honored to be given this incredible opportunity to serve in this new role. This is an exceptional and rare company to be part of – as I’ve often said, we combine the body of a large brewer with the soul of a craft brewer, which means that we’re able to do things and go places that many other craft brewers can’t. As I think about the future for CBA, I see tremendous opportunities to build on the strong platform and strategy Terry put in place. I want to thank Terry and our Board for their confidence in me, and I look forward to continue bringing the potential of our business and brands to life.”

CBA also announced the expansion of its executive management team to further strengthen the company's ability to execute on its proven strategy. Collectively, the new management team brings well over 100 years of leadership expertise in the beer industry. Effective immediately, the following CBA executives comprise the new management team, under Thomas’ leadership:

•	Mark Moreland, Chief Financial Officer, will continue his role on the executive management team, reporting to Thomas.
•	Ken Kunze, named Chief Marketing Officer on November 4, 2013, will be responsible for the marketing and management of CBA’s brands, as well as the company’s Restaurant & Retail operations.
•	John Glick, Vice President, Supply Chain and Logistics, will be responsible for managing supply chain operations and optimization in the U.S. and internationally.
•	Derek Hahm, named to a new role of Chief of Staff, will be responsible for a number of key corporate functions, including administration, human resources and corporate affairs.
•	Scott Mennen, Vice President, Brewery Operations, will oversee brewing, packaging, and warehousing, as well as innovation and quality initiatives across CBA’s four breweries in the U.S., including Hawaii.
•	Dan Partelow, General Manager for the West, will continue to have responsibility for all commercial activity, including top and bottom-line growth, in CBA’s West region.
•	Peter Schauf, General Manager for the East, continues to have responsibility for all commercial activity, including driving top and bottom-line growth in CBA’s fast-growing East region.

Sebastian Pastore, who has served as Executive Vice President of Brewing, Operations and Logistics since 2011 and held numerous senior roles for more than 20 years, will be leaving CBA with the changes but will continue to support the brewing teams in an advisory role over the next few months.

Kurt Widmer added, “On behalf of the Board, I want to thank Sebastian for his extraordinary contributions to CBA during his time here. His expertise and dedication to building our exceptional breweries and teams that create our exceptional beers is tremendously valued, and we wish him great success in his next adventure."

"The Board and I are excited about the evolution of CBA’s leadership and look forward to CBA’s continued growth and success long into the future,” he continued.

Forward-Looking Statements

Statements made in this press release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including depletions and sales growth, the level or effect of SG&A expense, the amount of capital spending, and the benefits or improvements to be realized from strategic initiatives and capital projects, are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including, but not limited to, the Company's report on Form 10-K for the year ended December 31, 2012. Copies of these documents may be found on the Company's website, www.craftbrew.com, or obtained by contacting the Company or the SEC.

About Craft Brew Alliance

CBA is an independent, publicly traded craft brewing company that was formed through the merger of leading Pacific Northwest craft brewers – Widmer Brothers Brewing and Redhook Ale Brewery – in 2008. With an eye toward preserving and growing one-of-a-kind craft beers and brands, CBA welcomed Kona Brewing Company in 2010, and then launched Omission beer in 2012 and Square Mile Cider Company in 2013.

When Kurt & Rob Widmer founded Widmer Brothers Brewing in 1984, they didn’t confine their brewing exploration to strict style guidelines. To this day, Widmer Brothers continues to create craft beers with a unique and unconventional twist on traditional styles that are award winning and please a wide range of craft beer lovers. Redhook began in a Seattle transmission shop in 1981 and those colorful roots are reflected in the brand’s personality to this day. The eminently drinkable beers consistently win awards and please crowds across the United States. Kona Brewing was founded in 1994 by the father and son team of Cameron Healy and Spoon Khalsa, who dreamed of crafting fresh, local-island brews with spirit, passion and quality. As the largest craft brewery in Hawaii, Kona personifies the laid-back, passionate lifestyle and environmental respect of the Hawaiian people and culture. Omission beer is the first craft beer brand in the United States focused exclusively on brewing great tasting craft beers with traditional beer ingredients, including malted barley, that are specially crafted to remove gluten. Square Mile Cider was inspired by the fortitude and perseverance of the original pioneers and reinvigorates an enduringly classic beverage with its blend of apples hand-selected for the perfect balance of sweet and tart.

For more information, visit: www.craftbrew.com.

Media Contact:	Investor Contact:
Jenny McLean	Edwin Smith
Craft Brew Alliance, Inc.	Craft Brew Alliance, Inc.
(503) 331-7248	(503) 972-7884
jenny.mclean@craftbrew.com	ed.smith@craftbrew.com